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NS GROUP, INC.                                      December 31, 2001  Form 10-K

                                                                    EXHIBIT 10.8


                  FORM OF CHANGE OF CONTROL SEVERANCE AGREEMENT
                  ---------------------------------------------

         AGREEMENT by and between NS Group, Inc., a Kentucky Corporation (the "Company"), and _____________________ (the "Employee"), dated as of the ____ day of _____, 2000.

         The Company wishes to assure that it will have the continued dedication of the Employee notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Company believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company upon a Change of Control, and to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Company desires to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. CERTAIN DEFINITIONS
            -------------------

            (a) "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above or (iii) any person in which such Person has, directly or indirectly, a 5 percent or greater voting or economic interest or the power to control. For the purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            (b) "Agreement Period" shall mean the period as defined in Section 2 of this Agreement.

            (c) "Board of Directors"' shall mean the Board of Directors of the
                Company as constituted from time to time.



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            (d) "Change of Control" shall mean:

                (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group ("Group of Persons") other than a Person described in clause (i) of the definition of Affiliate;

                (ii) the consummation of any consolidation or merger of the Company with or into another corporation with the effect that the stockholders of the Company immediately prior to the date of the consolidation or merger hold less than 51% of the combined Voting Power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

                (iii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

                (iv) a Person or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Beneficial Owner") of securities of the Company representing 30% or more of the combined Voting Power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

                (v) a Person or Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Person or Group of Persons, will constitute a majority of the Board of Directors of the Company; provided that the Person or Group of Persons referred to in clauses (i), (iv) and (v) shall not mean Clifford Borland or any Group of Persons with respect to which Clifford Borland is the Beneficial Owner of the majority of the voting equity interests.



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            (e) "Cause" shall be defined as (i) Conviction or judicial admission by the Employee of any felony criminal act, a crime involving moral turpitude, or a crime of fraud or dishonesty; (ii) acts by Employee constituting gross negligence or willful misconduct to the detriment of the Company; (iii) Employee's misfeasance, nonfeasance or malfeasance in the performance of his duties;
                [OR] (iv) Employee's failure or refusal to comply with the lawful directions of Company's Board of Directors or with the policies, standards and regulations of the Company after notice and failure to cure within thirty (30) days; [OR (v) EMPLOYEE'S BREACH OF SECTIONS 4, 5, 6, 7, AND 9 OF THE EMPLOYMENT AGREEMENT].

            (f) "Company" as used herein includes NS Group, Inc. and any of its subsidiaries and divisions and, as provided by Section 12(b) hereof, any successor.

            (g) "Date of Termination" shall be the date on which the Notice of
                Termination is actually received by the addressee, or alternatively, if the Notice of Termination specifies a date other than the date of receipt of such notice then that specified date shall be the Date of Termination.

            (h) "Effective Date" shall mean the first date on which a Change of
                Control occurs; provided, however, that if the Employee's employment is terminated by the Company prior to the date on which a Change of Control occurs, and the Employee can reasonably demonstrate that such termination by the Company was in contemplation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

            (i) "Good Reason" means: (i) any material adverse change in compensation to the Employee; (ii) substantial decrease in the nature or scope of the Employee's duties, responsibilities, powers, authority, title, position or status; (iii) unreasonable travel requirements; (iv) any relocation required on the part of Employee, without his consent, outside of a 50-mile radius from his primary residence on the Effective Date; or (v) material breach by the Company of an employment, compensation or similar agreement between the Employee and the Company.

            (j) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act.

            (k) "Voting Power" shall mean the voting power of all securities of a Person then outstanding generally entitled to vote for the election of directors of



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                the Person (or, where appropriate, for the election of persons performing similar functions).

         2. AGREEMENT PERIOD
            ----------------

         The Company hereby agrees to provide the Employee with the protections and benefits enumerated in Section 3 of this Agreement for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date.

         3. OBLIGATIONS OF THE COMPANY UPON TERMINATION
            -------------------------------------------

            (a) Notice of Termination. Any termination after the Effective Date by the Company or by the Employee shall be communicated by Notice of Termination, within ten (10) business days after the later of the date of employment termination or the date of Change of Control, to the other party hereto given in accordance with Section 13(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment, and (ii) if the termination date is other than the date of receipt of such notice, specifies the termination date.

            (b) Termination by the Company for Cause; Termination by the
                Employee for Other Than Good Reason. If during the Agreement Period, the Employee's employment is terminated by the Company for Cause, by the Employee other than for Good Reason, or by reason of death or disability, this Agreement shall terminate without further obligations to the Employee.

            (c) Termination by the Company other than for Cause; Termination by the Employee for Good Reason. If, during the Agreement Period, the Company shall terminate the Employee's employment other than for Cause, or the employment of the Employee shall be terminated by the Employee for Good Reason, the Employee shall be entitled to the following payments and benefits:

                (i) The Company shall pay to the Employee in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of ______times the amount of the Employee's base salary in effect on the Date of Termination _______times the average amount of the Employee's annual bonus payments made in the ______years prior to the Date of Termination, plus a payment equal to a pro rata portion (based on the whole number of months worked in the fiscal year by the Employee prior to the Date of Termination and, if applicable performance targets have not been met on the Date of Termination, based on a reasonable estimate of the amount of



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                      bonus to be earned for the full year) of the Employee's
                      annual bonus for the year of termination.

                (ii) For ______years after the Date of Termination, the Company shall continue providing medical, dental, life and disability insurance benefits to the Employee in an amount equivalent to that which would have been provided to the Employee had the Employee's employment not been terminated. The Employee shall not be obligated to pay higher fees for such benefits than he or she was paying, at the Date of Termination. In the event it is not possible to provide this continued coverage, the Company shall provide the Employee with a cash payment in the amount necessary for the Employee to purchase equivalent insurance for _____years after the Date of Termination.

                (iii) Within ten (10) business days after the later of the date of employment termination or the date of Change of Control, the Company shall provide, at no cost to the Employee, individual outside assistance for the Employee in finding other employment. Such obligation may be fulfilled by the Company through the retention of an outplacement service for use by the Employee.

         4. NON-REDUCTION OF TERMINATION BENEFITS
            -------------------------------------

         In the event the Company's independent auditors (the "Accounting Firm") shall determine that any payment or distribution by the Company to or for the benefit of the Employee made pursuant to Section 3 of this Agreement would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986 ("Code"), as amended, then the Company shall nonetheless pay to Employee all payments and distributions under Section
3. If the Accounting Firm makes such a determination, the Company shall promptly provide the Employee with notice to that effect with a copy of the detailed calculation thereof. The Employee shall pay all taxes on all such payments and distributions under Section 3 that are imposed on Employee, including the excise tax under Section 280G of the Code.

         5. FUNDING OF GRANTOR TRUST
            ------------------------

         The Board of Directors of the Company shall have the option to establish a so-called "Rabbi Trust" upon the occurrence, or in anticipation, of a Change of Control to secure for the Employee the benefits provided pursuant to
Section 3 of this Agreement. If the Board of Directors elects to do so, the Company shall, immediately upon the occurrence of a Change of Control, make an irrevocable contribution to the Rabbi Trust in an amount that is sufficient to pay the Employee the benefits to which such Employee would be entitled pursuant to the terms of this Agreement as of the date on which the Change of Control occurred.



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         6. NON-EXCLUSIVITY OF RIGHTS
            -------------------------

         Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights that the Employee may have under any stock option or other agreements with the Company. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

         7. NO SETOFF; COOPERATION
            ----------------------

         The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others.

         8. CONFIDENTIAL INFORMATION
            ------------------------

         Employee specifically agrees that he will not at any time, whether during his employment or for a period of two (2) years after such employment ends for any reason, disclose or communicate to any third party or use for any purpose (other than during his employment by the Company for proper business purposes) any secret, proprietary or confidential information, or trade secret, relating to the business of Company, or any subsidiary or affiliate of Company, including business methods and techniques, research data, marketing and sales information, customer lists, know-how, and any other information, process or technique or information, customer lists, know-how, and any other information, process or technique or information concerning the business of Company, or any subsidiary or affiliate of Company, their manner and method of operation, their plans or other data not disclosed to the general public or known within the industry, regardless of whether such information or trade secret was acquired prior to or after execution of this Agreement.

         9. NON-SOLICITATION
            ----------------

         Employee shall not, either directly or indirectly, by or for himself, or as agent of another, or through others as his agent, in any way seek to induce, bring about, promote, facilitate or encourage the discontinuance of or in any way solicit for himself or others, those persons or entities who are employees of the Company, or any subsidiary or affiliate of the Company. [REMEDIES FOR ANY BREACH OF THIS SECTION 9 WILL BE THOSE SET FORTH IN SECTIONS 7 AND 8 OF THE EMPLOYMENT AGREEMENT BETWEEN EMPLOYEE AND THE COMPANY.]

         10. EXCLUSIVE REMEDY
             ----------------

         The Employee's rights to severance benefits pursuant to Section 3 hereof shall apply only in the events specified in this Agreement and shall be the Employee's sole and exclusive remedy for any termination of the Employee's employment by the Company other than for Cause or by



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the Employee for Good Reason. The payments, severance benefits and severance protections provided to the Employee pursuant to this Agreement are provided in lieu of any severance payments, severance benefits and severance protections provided in any employment agreement or any other plan or policy of the Company, except (i) as may be expressly provided in writing under the terms of any plan or policy of the Company; or (ii) as provided in any Non-Qualified Stock Option Agreement between the Company and the Employee and any Salary Continuation Agreement between the Company and the Employee; or (iii) as may be provided in a written agreement between the Company and the Employee entered into on or after the date of this Agreement. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement.

         11. STATEMENT OF INTENTION
             ----------------------

         It is the intention of the parties hereto that, prior to the Effective Date, this Agreement shall not create any rights or obligations in the Employee or the company, or require any payments by the Company to the Employee.

         12. SUCCESSORS
             ----------

             (a) The Employee. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

             (b) The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         As used in this Agreement, "Company" shall include any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         13. MISCELLANEOUS
             -------------

             (a) Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.



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             (b) Legal Fees. In the event of any litigation involving this
                 Agreement, and if the Employee is successful in such litigation, the Company will reimburse the Employee for all legal fees and expenses paid by the Employee in prosecuting or defending such litigation.

             (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Employee at the Employee's address on the payroll records of the Company and to the Company as follows:

                          NS Group, Inc.
                          P.O. Box 1670
                          Newport, Kentucky 41072
                          Attention: President

And to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

             (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             (e) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

             (f) No Waiver. The failure of the Employee or the Company to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

             (g) Entire Agreement. This Agreement contains the entire
                 understanding of the Company and the Employee with respect to the subject matter hereof. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.



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             (h) Dispute/Resolution Procedures. If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights and obligations of either of the parties hereunder, the Employee and a designated representative of the Company shall meet to negotiate and attempt to resolve such question in good faith. The Employee and such representative may, if they so desire, consult outside experts for assistance in arriving at a resolution. In the event that a resolution is not achieved within fifteen (15) days after their first meeting, then either party may submit the question for final resolution by binding arbitration in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions, and any judgment thereon may be entered in any court having jurisdiction thereof. The arbitration shall be held in Covington, Kentucky. In the event of any arbitration, the Employee shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, any two of which arbitrators together shall make the necessary determinations. All out-of-pocket costs and expenses of the parties in connection with such arbitration, including, without limitation, the fees of the arbitrators and any administration fees and reasonable attorney's fees and expenses, shall be borne by the parties in such proportions as the arbitrators shall decide that such expenses should, in equity, be apportioned.

             (i) This Agreement shall supersede any previous agreement between
                 Employee and the Company with regard to the change of control benefits, which is deemed to be terminated.

         IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the day and year first above written.

I HAVE READ THIS CHANGE OF CONTROL SEVERANCE AGREEMENT AND, UNDERSTANDING ALL ITS TERMS, INCLUDING THAT THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES, I SIGN IT AS MY FREE ACT AND DEED.

                                       Employee:


                                       -----------------------------------------
                                       [EMPLOYEE NAME]

                                       Company:

                                       NS GROUP, INC.


                                       By:
                                           -------------------------------------



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SCHEDULE OF DOCUMENTS OMITTED

The following agreements are substantially identical to the Form of Change of Control Severance Agreement shown here, except for the identity of the employee, dates of execution and, except that under paragraph 3. (c) (i), Messrs. Robichaud and Beible's payment would be the aggregate of three times the amount his then current base salary and three times the average amount of his bonus payments in the prior five years. Messrs. Depenbrock, Golatzki and LaRosa's payment would be the aggregate of two times the amount of their then current base salary and two times the average amount of their bonus payments in the prior five years. These documents are not filed as separate documents in accordance with Exchange Act rule 12b-31.

Employee:

Rene J. Robichaud
William W. Beible, Jr.
Thomas J. Depenbrock
Thomas L. Golatzki
Frank R. LaRosa



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